SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2006

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2006, SIGA Technologies, Inc., a Delaware corporation (“SIGA”) received a 3 year, $16.5 million contract from the National Institute of Allergy and Infectious Diseases (“NIAID”) of the National Institutes for Health (“NIH”), to advance the development of SIGA-246, the company’s smallpox drug candidate. The award will support the development of SIGA-246 through the preparation and filing of a New Drug Application with the Food and Drug Administration.

On October 4, 2006, SIGA issued a press release announcing that it had entered into the agreement with NIAID. A copy of the press release is attached hereto as Exhibit 99.1.

Item 1.02. Termination of a Material Definitive Agreement.

On October 4, 2006, SIGA, along with its wholly-owned subsidiary SIGA Acquisition Corp. (“SAC”), exercised their right, pursuant to Section 12.1(a) of that certain Agreement and Plan of Merger, dated as of June 8, 2006, by and among SIGA, SAC and PharmAthene, Inc. (the “Merger Agreement”), to terminate the Merger Agreement because the Closing (as defined in the Merger Agreement) did not occur on or prior to September 30, 2006. A copy of the Merger Agreement is publicly available as an exhibit to SIGA’s Form 8-K filed on June 18, 2006.

On October 4, 2006, SIGA issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 4, 2006.
99.2	Press Release dated October 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                SIGA TECHNOLOGIES, INC.

                By: /s/ Thomas N. Konatich
               Name: Thomas N. Konatich
               Title:   Acting Chief Executive Officer & Chief Financial Officer

Date: October 4, 2006